PFT (Putnam Funds Trust) Putnam Emerging Markets Equity Fund
Period ending 2/28/17

1. Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of October 27,
2016 - Incorporated by reference to Post-Effective
Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.
2. Amendment to Amended and Restated Bylaws dated as of April 22, 2016 - Incorporated by reference to Post-Effective Amendment No. 236 to the Registrants Registration Statement filed on June 27, 2016.